EXHIBIT 99.1


[CHARTER COMMUNICATIONS LOGO]

FOR RELEASE: 7:00 AM CT MONDAY, JULY 2, 2001

   Charter Communications and AT&T Broadband Close Cable System Transactions

ST. LOUIS and ENGLEWOOD, Colo., July 2, 2001 (BUSINESS WIRE) -- Charter Communications, Inc., (Nasdaq:CHTR) and AT&T Broadband have closed previously announced cable-system transactions, resulting in a net addition of about 554,000 customers for Charter and $1.77 billion in cash and cable systems for AT&T, the companies said today.

Charter received cable systems from AT&T serving some 563,000 customers in the St. Louis area; areas of Auburn, Birmingham, Montgomery and Selma, Ala.; and the Reno area of Nevada and California. AT&T Broadband received $1.77 billion composed of Charter cable systems serving 9,000 customers in Sebastian, Fla., valued at $24 million, and $1.75 billion in cash. Charter systems in the Miami Beach, Fla., area, originally included in the transaction, will remain with Charter.

"With these transactions, Charter gains significant operational and technical efficiencies in the St. Louis metropolitan area, a top 20 ranked U.S. cable market, and in Alabama as well," said Jerry Kent, president and chief executive officer of Charter. "With the addition of the Reno, Nevada area, we'll continue to expand our footprint in the Western United States and extend our Wired World(TM) vision to more consumers."

"These transactions are important steps in our strategic plan to create large clusters of customers in major metropolitan markets," said Dan Somers, president and chief executive officer of AT&T Broadband. "And they help us to remove more debt from our balance sheet."

Daniels & Associates represented AT&T Broadband in the sales process.

Charter Communications (Nasdaq:CHTR), a Wired World(TM) company, is among the nation's largest broadband communications companies, currently serving some 7 million customers in 40 states. Charter provides a full range of advanced broadband services to the home, including cable television on an advanced digital video programming platform marketed under the Charter Digital Cable(TM) brand; and high-speed Internet access marketed under the Charter Pipeline(TM) brand. Commercial high-speed data, video and Internet solutions are provided under the Charter Business Networks(TM) brand. Advertising sales and production services are sold under the Charter Media(TM) brand. More information about Charter can be found at www.charter.com.

AT&T Broadband (www.attbroadband.com), a business unit of AT&T, is the nation's largest broadband services company, providing television entertainment services to about 16 million customers across the nation. The company also provides advanced services, such as digital cable, high-speed cable Internet services and competitive local phone service. AT&T Corp. (NYSE:T) is the world's leader in telecommunications services and technology.

The foregoing are "forward-looking statements" which are based on management's beliefs as well as on a number of assumptions concerning future events made by and information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking



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statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside AT&T's control, that could cause actual results to differ materially from such statements. For a more detailed description of the factors that could cause such a difference, please see AT&T's filings with the Securities and Exchange Commission. AT&T disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results of AT&T.


CONTACT:  Charter Communications
          News Media: Andy Morgan, 314/543-2217
          amorgan@chartercom.com
                    or
          Analysts: Mary Jo Moehle, 314/543-2397
          mmoehle@chartercom.com
                    or
          AT&T Broadband
          Steve Lang, 303/858-3406
          lang.steve@broadband.att.com
                    or
          AT&T
          Eileen Connolly, 908/221-6731
          econnolly@att.com